UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2020 (July 14, 2020)

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

288 Christian Street

Hangar C 2nd Floor

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NXTD	The Nasdaq Stock Market LLC

 Item 8.01 Other Events.

On July 14, 2020, Nxt-ID, Inc., a Delaware corporation (the “Company”), closed a registered direct offering (the “Offering”) of (i) an aggregate of 3,778,513 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); (ii) pre-funded warrants to purchase up to an aggregate of 734,965 shares of Common Stock (the “Pre-Funded Warrant Shares”) at an exercise price of $0.01 per share, subject to customary adjustments thereunder (the “Pre-Funded Warrants”); (iii) warrants, with a term of five (5) years exercisable immediately upon issuance, to purchase an aggregate of up to 1,579,718 shares of Common Stock (the “Registered Warrant Shares”) at an exercise price of $0.50 per share, subject to customary adjustments thereunder (the “Registered Warrants”); and (iv) warrants, with a term of five and one-half (5.5) years first exercisable six (6) months after issuance, to purchase an aggregate of up to 3,750,000 shares of Common Stock (the “Unregistered Warrant Shares”) at an exercise price of $0.65 per share, subject to customary adjustments thereunder (the “Unregistered Warrants”), for gross proceeds of $1,864,517.76, before deducting any offering expenses. The Company intends to use the net proceeds from this Offering for working capital, new product initiatives and other general corporate purposes.

As previously disclosed in the Company’s Current Report on Form 8-K filed on July 10, 2020 with the U.S. Securities and Exchange Commission (the “SEC”), as amended on July 13, 2020, on July 10, 2020, the Company entered into a securities purchase agreement with two (2) accredited investors (“Investors”) providing for the issuance of the Shares, the Pre-Funded Warrants, the Registered Warrants and the Unregistered Warrants (the “Purchase Agreement”). The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Registered Warrants and the Registered Warrant Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a prospectus supplement to the Company’s currently effective registration statement on Form S-3 (File No. 333-228624), which was initially filed with the SEC on November 30, 2018 and was declared effective on December 12, 2018 (the “Shelf Registration Statement”). The Company filed the prospectus supplement to the Shelf Registration Statement with the SEC on July 13, 2020. Pursuant to the Purchase Agreement, the Unregistered Warrants were issued to the Investors in a concurrent private placement transaction pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in the Company’s Annual Report on Form 10-K, and in other documents that the Company files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Current Report on Form 8-K, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2020	Nxt-ID, Inc.

	By:	/s/ Vincent S. Miceli
	Name:	Vincent S. Miceli
	Title:	Chief Executive Officer